QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Fossil Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FOSSIL, INC.
2280 N. Greenville Avenue
Richardson, Texas 75082

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 22, 2002

To the Stockholders of Fossil, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Fossil, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 2280 N. Greenville Avenue, Richardson, Texas, on the 22nd day of May 2002, at 4:00 p.m. (local time) for the following purposes:

          1.    To elect three (3) directors to serve for a term of three years or until their respective successors are elected and qualified;

          2.    To consider and act upon a proposal to amend the 1993 Nonemployee Director Stock Option Plan to increase the number of shares of common stock that may be made the subject of a grant; and

          3.    To transact any and all other business that may properly come before the meeting or any adjournment(s) thereof.

        The Board of Directors has fixed the close of business on March 29, 2002 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at such meeting or any adjournment(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at such meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for 10 days prior to the Annual Meeting.

        You are cordially invited to attend the meeting; whether or not you expect to attend the meeting in person, however, you are urged to mark, sign, date, and mail the enclosed form of proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. Your proxy will be returned to you if you should be present at the meeting and should request its return in the manner provided for revocation of proxies on the initial page of the enclosed proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

T. R. Tunnell Executive Vice President, Chief Legal Officer and Secretary

April 22, 2002
Richardson, Texas

FOSSIL, INC.
2280 N. Greenville Avenue
Richardson, Texas 75082

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 22, 2002

SOLICITATION AND REVOCABILITY
OF PROXIES

        The accompanying proxy is solicited by the Board of Directors on behalf of Fossil, Inc., a Delaware corporation (the "Company"), to be voted at the 2002 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 22, 2002, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice") and at any adjournment(s) thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon; if no direction is indicated, such shares will be voted for the election of directors and in favor of Proposal 2 as set forth on the accompanying Notice.

        The executive offices of the Company are located at, and the mailing address of the Company is, 2280 N. Greenville Avenue, Richardson, Texas 75082.

        Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

        This proxy statement (the "Proxy Statement") and accompanying form of proxy are being mailed on or about April 22, 2002. The Company's Annual Report to Stockholders covering the Company's fiscal year ended January 5, 2002, is enclosed herewith, but does not form any part of the materials for solicitation of proxies.

        Any stockholder of the Company giving a proxy has the unconditional right to revoke his proxy at any time prior to the voting thereof either in person at the Annual Meeting by delivering a duly executed proxy bearing a later date or by giving written notice of revocation to the Company addressed to T. R. Tunnell, Executive Vice President, Chief Legal Officer and Secretary, Fossil, Inc., 2280 N. Greenville Avenue, Richardson, Texas 75082; no such revocation shall be effective, however, unless such notice of revocation has been received by the Company at or prior to the Annual Meeting.

        In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may solicit the return of proxies, either by mail, telephone, telegraph, or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will, in connection with shares of common stock, par value $0.01 per share (the "Common Stock"), registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of Common Stock.

        The cost of preparing, printing, assembling, and mailing the Annual Report, the Notice, this Proxy Statement, and the enclosed form of proxy, as well as the reasonable cost of forwarding solicitation materials to the beneficial owners of shares of the Company's Common Stock, and other costs of solicitation, are to be borne by the Company.

QUORUM AND VOTING

        The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 29, 2002 (the "Record Date"). On the Record Date, there were 30,416,164 shares of Common Stock issued and outstanding.

        Each holder of Common Stock is entitled to one vote per share on all matters to be acted upon at the meeting and neither the Company's Amended and Restated Certificate of Incorporation nor its Amended and Restated Bylaws allow for cumulative voting rights. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the meeting is required for the election of directors and the affirmative vote of a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting is required to approve Proposal 2.

        An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum. Each proposal is tabulated separately. Abstentions, with respect to any proposal other than the election of directors, will have the same effect as a vote against such proposal. Broker non-votes will have no effect on the outcome of the election of directors or Proposal 2.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

        The Company has only one outstanding class of equity securities, its Common Stock, par value $0.01 per share. The following table sets forth information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each director of the Company; (ii) each Named Executive Officer (as defined in "Election of Directors—Compensation of Executive Officers—Executive Cash Compensation"); (iii) all present executive officers and directors of the Company as a group; and (iv) each other person known to the Company to own beneficially more than five percent (5%) of the Common Stock as of the Record Date. Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares shown as beneficially owned by them.

	Shares Beneficially Owned (1)(2)
Name of Beneficial Owner
	Number		Percent
Tom Kartsotis(3)	10,097,837	(4)	33.2
Kosta N. Kartsotis(3)	4,591,284		15.1
Michael W. Barnes	148,092	(5)	*
Richard H. Gundy	150,355	(6)	*
Mark D. Quick	27,751	(7)	*
Jal S. Shroff(8)	618,078	(9)	2.0
Kenneth W. Anderson	64,500	(10)	*
Alan J. Gold	67,200	(11)	*
Junichi Hattori	1,067,000	(12)	3.5
Michael Steinberg	5,250	(13)	*
Donald J. Stone	46,388	(14)	*
FMR Corp.(15)	3,412,600		11.2
All executive officers and Directors as a group (14 persons) (4)(5)(6)(7)(9)(10)(11)(12)(13)(14)	17,124,802		56.3

*
Less than 1%

(1)
Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Amounts shown include shares of Common Stock issuable upon exercise of certain outstanding options within 60 days after the Record Date.

(2)
Except for the percentage of certain parties that are based on presently exercisable options which are indicated in the following footnotes to the table, the percentages indicated are based on 30,416,614 shares of Common Stock issued and outstanding on the Record Date. In the case of parties holding presently exercisable options, the percentage ownership is calculated on the assumption that the shares presently held or purchasable within the next 60 days underlying such options are outstanding.

(3)
The address of such individual is 2280 N. Greenville Avenue, Richardson, Texas 75082.

(4)
Includes 1,190,925 shares of Common Stock owned of record by Lynne Stafford Kartsotis, wife of Mr. Tom Kartsotis, as to which Mr. Kartsotis disclaims beneficial ownership, and 14,658 shares owned by Mr. Kartsotis as custodian for his minor daughter.

(5)
Includes 114,002 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.

(6)
Includes 71,689 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.

(7)
Shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.

(8)
Mr. Shroff and his wife, Pervin J. Shroff, share voting and investment power with respect to 424,252 of the shares shown.

(9)
Includes 104,188 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date. Also includes indirect ownership of 89,638 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date, which are owned by Mrs. Shroff.

(10)
Includes 42,000 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date. Also includes 11,250 shares owned by the K.W. Anderson Family Limited Partnership. Mr. Anderson is managing general partner of the partnership and has sole voting and investment power with respect to those shares.

(11)
Includes 42,000 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.

(12)
Includes 4,000 shares issuable pursuant to the exercise of stock options within sixty (60) days of the Record Date. Also includes indirect ownership of 1,063,000 shares held by Seiko Instruments, Inc. of which Mr. Hattori is President and Chief Executive Officer.

(13)
Shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.

(14)
Includes 35,250 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.

(15)
Based on a Schedule 13G, dated February 14, 2002, filed by FMR Corp. ("FMR"), 82 Devonshire Street, Boston, Massachusetts 02109, with the Securities and Exchange Commission (the "SEC") and the Company. The Schedule 13G discloses that Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,412,600 shares or 11.311% of the Common Stock outstanding of Fossil Incorporated as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 2,628,000 or 8.711% of the Common Stock outstanding. Fidelity Low Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d, FMR, through its control of Fidelity, and the funds each has sole power to dispose of the 3,412,600 shares owned by the funds. Neither FMR nor Edward C. Johnson 3d, Chairman of FMR, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds' Board of Trustees. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR, representing approximately 49% of the voting power of FMR. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR. Mr. Johnson 3d is Chairman of FMR and Abigail P. Johnson is a Director of FMR. The Johnson family group and all other Class B shareholders have entered into a shareholders voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

ELECTION OF DIRECTORS
(Proposal 1)

        The Board of Directors currently consists of ten members and is classified into three classes. The term of one class of directors expires each year. By resolution of the Board of Directors at its meeting on March 13, 2002, the number of directors composing the Board of Directors has been set at ten. The persons whose names are listed below ("Director Nominees") have been nominated for election as directors by the Board of Directors to serve for a term of office to expire at the Annual Meeting of Stockholders in 2005, with each to hold office until his successor has been duly elected and qualified. Stockholders will not be able to vote the proxies held by them for more than three persons. To be elected a director, each Director Nominee must receive a plurality of the votes cast at the Meeting for the election of directors. Should any Director Nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board of Directors may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought.

Directors and Nominees

        The following table and text set forth the name, age and positions of each Director Nominee and director:

Name	Age	Position
Tom Kartsotis	42	Director and Chairman of the Board
Kosta N. Kartsotis	49	Director, President and Chief Executive Officer
Michael W. Barnes	41	Director and President, International and Special Markets Division
Richard H. Gundy	59	Director and President, FOSSIL Watches and Stores Division
Jal S. Shroff	65	Director and Managing Director of Fossil (East) Limited
Kenneth W. Anderson	70	Director
Alan J. Gold	68	Director
Junichi Hattori	50	Director
Michael Steinberg	73	Director
Donald J. Stone	73	Director

        The Director Nominees for election to the Board of Directors at the 2002 Annual Meeting of Stockholders are as follows:

        Michael W. Barnes has served as President, International and Special Markets Division since October 2000. Mr. Barnes served as Executive Vice President from 1995 until October 2000 and has been a director of the Company since his election to the Board of Directors in February 1993.

        Kenneth W. Anderson has been a director of the Company since April 1993. Mr. Anderson was a co-founder of Blockbuster Entertainment Corporation, a video rental company, and served as its President from 1985 until 1987. From 1987 to 1991, Mr. Anderson served in various positions with Amtech Corporation, a remote electronic identification technology company, which he co-founded, including the position of Chairman of its Executive Committee.

        Junichi Hattori has been a director of the Company since December 2000. Mr. Hattori has served as President and Chief Executive Officer of Seiko Instruments, Inc. since 1999. Mr. Hattori served as Executive Vice President of Seiko Instruments, Inc. from 1997 until 1999 and as Senior Managing Director from a date prior to 1996 until 1997.

        Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to nominate and to vote the shares represented by such proxy for the election of the Director Nominees for the office of director of the Company. Each of the Director Nominees is presently a director of the Company.

        The Board of Directors does not contemplate that any of the above-named nominees for director will refuse or be unable to accept election as a director of the Company, or be unable to serve as a director of the Company. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the persons named in the enclosed form of proxy intend to vote the shares represented in such proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors.

        Mr. Tom Kartsotis and Mr. Kosta N. Kartsotis are brothers. There are no other family relationships among any of the directors, Director Nominees or executive officers of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE FOR EACH DIRECTOR NOMINEE
FOR THE BOARD OF DIRECTORS.

Directors Serving Terms To Expire At The 2003 Annual Meeting Of Stockholders:

        Kosta N. Kartsotis has served as President and Chief Executive Officer since October 2000 and served as President and Chief Operating Officer from December 1991 until October 2000. Mr. Kosta Kartsotis joined the Company in 1988 and served as Vice President—Marketing until December 1991. He has been a director of the Company since 1990.

        Alan J. Gold has been a director of the Company since April 1993. Mr. Gold was the founder of Accessory Lady, a women's fashion accessory retail chain, and served as its President until 1992. Mr. Gold is currently President of Goldcor Investments.

        Michael Steinberg has been a director of the Company since March 2000. Mr. Steinberg served as Chairman and Chief Executive Officer of Macy's West, a Division of Federated Department Stores, Inc., from a date prior to 1996 until his retirement in January 2000.

        Richard H. Gundy has been a director of the Company since March 2001. Mr. Gundy has served as President, FOSSIL Watches and Stores Division since October 2000. Mr. Gundy served as Executive Vice President of the Company from April 1994 until October 2000. Mr. Gundy previously served as Executive Vice President and Director of County Seat Stores, Inc., a national retailer of apparel and fashion accessories.

Directors Serving Terms To Expire At The 2004 Annual Meeting Of Stockholders:

        Tom Kartsotis has served as Chairman of the Board since December 1991. Mr. Tom Kartsotis founded the Company in 1984 and served as its President until December 1991 and as Chief Executive Officer until October 2000. He has been a director of the Company since 1984.

        Jal S. Shroff has served as Managing Director of Fossil (East) Limited ("Fossil East") since January 1991 and has been a director of the Company since April 1993.

        Donald J. Stone has been a director of the Company since April 1993. Mr. Stone served as Vice Chairman of Federated Department Stores until February 1988, at which time he retired.

Board Committees and Meetings

        The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee. Messrs. Anderson, Gold, Steinberg, and Stone serve on the Audit Committee and the Compensation Committee.

        The functions of the Audit Committee are to recommend to the Board of Directors the appointment of independent auditors, to review the plan and scope of any audit of the Company's financial statements and to review the Company's significant accounting policies and other related matters. In March 2000, the Board of Directors of the Company, on the recommendation of the Audit Committee, adopted a written Audit Committee Charter in order to specify the roles and responsibilities of the Audit Committee and to help focus Committee members on their responsibilities as expressed in such charter. The Audit Committee held two meetings during the fiscal year ended January 5, 2002. In addition, members of the Audit Committee review the Company's quarterly earnings with management and with the Company's independent auditors prior to each quarterly and year-end earnings release. During the fiscal year ended January 5, 2002, the Audit Committee held four such reviews that were attended by at least seventy-five percent of the members of the Committee.

        The functions of the Compensation Committee are to make recommendations to the Board of Directors regarding the compensation of senior officers and to administer the 1993 Long-Term Incentive Plan (the "Incentive Plan") and the 2002 Restricted Stock Plan. The Compensation Committee held one meeting during the fiscal year ended January 5, 2002.

        The Board of Directors held four meetings during the fiscal year ended January 5, 2002. During 2001 each director attended, in person or by conference call, all of the meetings of the Board of Directors and the meetings held by all committees of the Board on which such director served except for Mr. Shroff who was unable to attend one meeting of the Board of Directors and Mr. Hattori who was unable to attend any of the four meetings of the Board of Directors.

Report of the Audit Committee

        The Audit Committee is composed of four outside directors and operates under a charter adopted by the Board of Directors according to the rules and regulations of the SEC and the Nasdaq National Market. The Audit Committee members are Messrs. Anderson, Gold, Steinberg and Stone. The Board of Directors believes that all of these directors are independent as defined by Nasdaq National Market.

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended January 5, 2002, which includes the consolidated balance sheets of the Company as of January 5, 2002 and December 30, 2000, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for each of the three years in the period ended January 5, 2002, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed with the SEC", nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review With Management.

        The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

Review And Discussions With Independent Auditors.

        The Audit Committee held two meetings during the Company's fiscal year ended January 5, 2002. In addition, members of the Audit Committee review the Company's quarterly earnings with management and with Deloitte & Touche, LLP, the Company's independent auditors, prior to each quarterly and year-end earnings release. The Audit Committee Charter requires that at least one member of the Audit Committee attend such reviews. During the fiscal year, such reviews were attended by at least seventy-five percent of the members of the Audit Committee. The Audit Committee has discussed with Deloitte & Touche, LLP the matters required to be discussed by Statement on Auditing Standards (No. 61), as amended, "Communication with Audit Committees", that includes, among other items, matters related to the conduct and the results of the audit of the Company's financial statements.

        The Audit Committee has also received written disclosures and the letter from Deloitte & Touche, LLP required by Independent Standards Board Standard No. 1 (that relates to the accountant's independence from the Company and its related entities) and has discussed with Deloitte & Touche, LLP their independence from the Company. The Audit Committee has also reviewed and discussed the selection, application and disclosure of the critical accounting policies of the Company with Deloitte & Touche.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 5, 2002.

AUDIT COMMITTEE
Kenneth W. Anderson Alan J. Gold Michael Steinberg Donald J. Stone

Director Compensation

        The Company pays an annual retainer of $15,000 to each nonemployee director. In addition, the Company pays each nonemployee director a fee of $1,000 for each meeting of the Board of Directors or any committee thereof which he attends. The Company also reimburses its directors for ordinary and necessary travel expenses incurred in attending such meetings.

        Nonemployee Director Stock Option Plan.    The Board of Directors and the stockholders of the Company have approved the adoption of the 1993 Nonemployee Director Stock Option Plan (the "Nonemployee Director Plan"). Pursuant to the Nonemployee Director Plan, each Nonemployee Director receives a grant of 5,000 non-qualified stock options on the date he becomes a director of the Company. On the first day of each calendar year, each Nonemployee Director receives a grant of an additional 3,000 non-qualified stock options, as long as he is then serving as a Nonemployee Director. The grant of options pursuant to the Nonemployee Director Plan is automatic. An aggregate of 225,000 shares of Common Stock have been authorized for issuance pursuant to the Nonemployee Director Plan, of which 157,000 shares were subject to outstanding options on the Record Date.

        Options granted pursuant to the Nonemployee Director Plan will become exercisable (i) with respect to 50% of the total number of shares subject thereto, on the first anniversary of the date of grant and (ii) with respect to the remaining shares subject thereto, in installments of 25% of such shares on the second and third anniversaries of the date of grant. The exercise price of options granted pursuant to the Nonemployee Director Plan shall be the fair market value of the Common Stock on the date of grant. Such exercise price must be paid in full in cash at the time an option is exercised. The term of options granted under the Nonemployee Director Plan will expire on the earliest of (i) ten years from the date of grant, (ii) one year after the optionee ceases to be a director by reason of death or (iii) three months after the optionee ceases to be a director for any reason other than death.

        The Nonemployee Director Plan provides that the Board of Directors may make certain adjustments to the exercise price and number of shares subject to options granted thereunder in the event of a stock split, stock dividend, combination, reclassification or certain other corporate transactions. Subject to certain limitations, the Board of Directors is authorized to amend the Nonemployee Director Plan as it deems necessary, but no amendment may adversely affect the rights of an optionee with respect to an outstanding option without his consent. The Compensation Committee of the Board of Directors is not responsible for the administration of the Nonemployee Director Plan.

Executive Officers

        The name, age, current position with the Company, and the principal occupation during the last five years of executive officers Messrs. Tom Kartsotis, Kosta N. Kartsotis, Michael W. Barnes, and Richard H. Gundy and the year each first became an executive officer of the Company is set forth above under the caption "Directors and Nominees," and with respect to each remaining executive officer is set forth in the following table and text:

Name	Age	Position
Randy S. Kercho	45	Executive Vice President
Mike L. Kovar	40	Senior Vice President, Chief Financial Officer and Treasurer
Mark D. Quick	53	President, Fashion Accessories Division
T. R. Tunnell	48	Executive Vice President, Chief Legal Officer and Secretary

        Randy S. Kercho has served as Executive Vice President since October 1997. Mr. Kercho is responsible for the financial, information systems and operations divisions. Mr. Kercho served as Executive Vice President and Chief Financial Officer of the Company from March 1997 until October 2000. Mr. Kercho served as Senior Vice President and Chief Financial Officer of the Company from February 1995 until March 1997 and served as Treasurer from May 1995 until October 2000.

        Mike L. Kovar has served as Senior Vice President, Chief Financial Officer and Treasurer since October 2000. Mr. Kovar served as Senior Vice President, Finance from March 2000 until October 2000. From November 1997 until March 2000, Mr. Kovar served as Vice President and Chief Financial Officer for BearCom Group, Inc. and as Controller from July 1996 to November 1997.

        Mark D. Quick has served as President, Fashion Accessories Division since October 2000. Mr. Quick served as Executive Vice President from March 1997 until October 2000. Mr. Quick is responsible for the Company's fashion accessory lines including handbags, small leather goods, belts and sunglasses. From November 1995 until March 1997, he served as Senior Vice President—Accessories.

        T. R. Tunnell has served as Executive Vice President since October 2000 and as Secretary since December 1996. Mr. Tunnell is responsible for the legal, human resources, facilities and administration divisions. Mr. Tunnell served as Senior Vice President, Development, Chief Legal Officer and Secretary of the Company from December 1996 until October 2000.

Key Employees

        The following table and text set forth certain information regarding other key employees of the Company.

Name	Age	Position
Suzanne Amundsen	44	Vice President, Product Development
Randy Belcher	39	Senior Vice President, International
Diarmuid Bland	46	Senior Vice President, Product Development
Gary A. Bollinger	54	Senior Vice President, Donna Karan Division
Donald Brewer	31	Vice President, Technology
Heath Carr	35	Vice President, Process Engineering
Dean Carter	37	Vice President, Human Resources
Sharon Dean	36	Vice President and Chief Accounting Officer
Cheri J. Friedman	45	Vice President, Northeast Region
James Fung	38	Senior Vice President, FOSSIL Product
Mark Ginsberg	47	Vice President, Armani Products
John Gonzales	49	Vice President, Distribution Operations
Kurt Hagen	33	Vice President, RELIC
Timothy G. Hale	41	Senior Vice President and Image Director
Kent Heiden	39	Vice President, Sales—Special Markets
Randy Hyne	35	Vice President, Legal and Assistant Secretary
Ed Jurica	45	Senior Vice President and Chief Information Officer
Julie Kramer	41	Vice President, Merchandising
Enrico Margaretelli	42	Senior Vice President, Global Marketing
Isabelle Maujean	33	Vice President, International Marketing
David R. Moore	41	Vice President, Eyewear
Dora Y. O'Brien	41	Vice President, Western Region
Tom Olt	55	Senior Vice President, Stores and Real Estate
Margo Pieper	40	Vice President, Southwest Region
Martin Pomphrey	31	Vice President, Diesel
Franz Scheurl	50	Senior Vice President, International
Daniel M. Smith	64	Senior Vice President, RELIC/Private Label
Doug Smith	40	Vice President, Premiums/Special Markets

Ron Spencer	41	Senior Vice President, Logistics
Justin Stead	34	Vice President, International
Gail Stoke	48	Vice President, Women's Leathers
Steve Street	37	Vice President, Planning and Inventory Management
John Talbott	43	Vice President, Apparel and Marketing
Tad Uchtman	43	Vice President, Apparel
Shannon Washburn	41	Vice President, FOSSIL Watch Design and Development
Sarah White	37	Vice President, Product Design for Leathers
Camille Williams	37	Vice President, Men's Leathers
Robert Wilson	34	Vice President, Distribution Operations

        Suzanne Amundsen has served as Vice President, Product Development since October 1993. Ms. Amundsen is responsible for certain of the Company's private label watch accounts as well as watch product development for the Company's RELIC and premium product divisions.

        Randy Belcher has served as Senior Vice President, International since April 2001. Mr. Belcher is responsible for the Company's European subsidiary operations. From June 1998 until April 2001, Mr. Belcher held several positions with Novartis Consumer Health in Latin America including Vice President for Mercosur, President of NCH Brazil and General Manager for Gerber Chile. From a date prior to 1997 until June 1998, Mr. Belcher served as Chief Financial Officer for Buster Brown Apparel, Inc.

        Diarmuid Bland has served as Senior Vice President, Product Development since February 1998. Mr. Bland is responsible for new product development for FOSSIL watches and certain licensed watch brands. Mr. Bland served as Vice President—Product Development from July 1996 until February 1998.

        Gary A. Bollinger has served as Senior Vice President, Donna Karan Division since June 1999. Mr. Bollinger is responsible for sales of the Company's Donna Karan New York and DKNY licensed products. Mr. Bollinger served as Senior Vice President, International from February 1997 until June 1999 and as Vice President—International from a date prior to 1997 until February 1997.

        Donald Brewer has served as Vice President, Technology since January 2001. Mr. Brewer is responsible for technology development. From August 1999 until January 2001, Mr. Brewer served as a consultant for Boit, Inc. From March 1997 until August 1999, Mr. Brewer served as Senior Product Manager for Epson America.

        Heath Carr has served as Vice President, Process Engineering since January 2001. Mr. Carr is responsible for the Company's Enterprise Resource Planning implementation in North America. From August 1999 until January 2001, Mr. Carr served as Vice President, Supply Chain Management. From June 1997 until August 1999 Mr. Carr was Vice President—Promotional Products and from February 1996 until June 1997, Mr. Carr was Vice President—Operations/Fossil East.

        Dean Carter has served as Vice President Human Resources since March 2002. Mr. Carter is responsible for all Human Resources, Benefits and Payroll operations. From May 2000 until March 2002, Mr. Carter served as Director of Human Resources. From a date prior to 1997 until May 2000, Mr. Carter managed corporate Human Resource functions within Pier 1 Imports.

        Sharon Dean has served as Vice President and Chief Accounting Officer since February 2000. Ms. Dean is responsible for the Company's domestic accounting operations, consolidations and budgeting. From March 1999 until February 2000, Ms. Dean served as Chief Accounting Officer. From a date prior to 1997 until March 1999, Ms. Dean was a Divisional Controller for Banc One.

        Cheri J. Friedman has served as Vice President, Northeast Region since January 1992. Ms. Friedman is responsible for sales of the Company's products in the Northeast Region.

        James Fung has served as Senior Vice President, FOSSIL Product since October 2000. Mr. Fung is responsible for FOSSIL watch product design, development and manufacturing. From May 1997 until October 2000, Mr. Fung served as a Vice President for Fossil East, a subsidiary of the Company. From a date prior to 1997 until May 1997, Mr. Fung was the Director of Amazing Time Ltd.

        Mark Ginsberg has served as Vice President, Armani Products since March 1998. Mr. Ginsberg is responsible for sales of Emporio Armani products worldwide. From a date prior to 1997 until March 1998, Mr. Ginsberg was Sales Manager for Knoll, Inc.

        John Gonzales has served as Vice President, Distribution Operations since February 1998. Mr. Gonzales is responsible for the warehousing and distribution operations in the United States. From a date prior to 1997 until February 1998, Mr. Gonzales served as Director of Distribution for the Company.

        Kurt Hagen has served as Vice President, RELIC since November 2001. Mr. Hagen is responsible for the marketing and sale of the Company's RELIC and certain licensed brand watches. From February 1999 until November 2001, Mr. Hagen served as Vice President, e-Commerce. From August 1996 to February 1999, Mr. Hagen served as Vice President—European Operations.

        Timothy G. Hale has served as Senior Vice President and Image Director since February 1999. Mr. Hale is responsible for coordinating the activities of the Company's in-house advertising department. From a date prior to 1997 until February 1999, Mr. Hale served as Vice President and Image Director.

        Kent Heiden has served as Vice President, Sales—Special Markets since May 2001. Mr. Heiden is responsible for business development in the special markets sector. From June 1993 until May 2001, Mr. Heiden owned In Accessories, Inc., a special markets watch company.

        Randy Hyne has served as Vice President, Legal and Assistant Secretary since March 2002. Mr. Hyne is responsible for the management of the Company's in-house legal department. From November 1997 until March 2002, Mr. Hyne served as Assistant General Counsel. From a date prior to 1997 until November 1997, Mr. Hyne served as General Counsel for Enterprise Financial Group.

        Ed Jurica has served as Senior Vice President and Chief Information Officer since July 2000. Mr. Jurica is responsible for the Company's information systems, telecommunications and e-commerce operations. From a date prior to 1997 until July 2000, Mr. Jurica held various positions with CompUSA, most recently serving as Vice President of Information Services.

        Julie Kramer has served as Vice President, Merchandising since August 1999. Ms. Kramer is responsible for store merchandising and product design for women's apparel. From July 1997 until August 1999, Ms. Kramer served as Divisional Merchandise Manager for Junior Apparel/Accessories for Gadzooks. From March 1996 to June 1997, Ms. Kramer served as the Active Sportswear buyer for The Limited.

        Enrico Margaretelli has served as Senior Vice President, Global Marketing since September 1999. Mr. Margaretelli is responsible for planning and developing the goals, policies and programs of the worldwide marketing program. From a date prior to 1997 until September 1999, Mr. Margaretelli served as Managing Director of Fossil Italia Srl., a subsidiary of the Company.

        Isabelle Maujean has served as Vice President, International Marketing since September 1999. Ms. Maujean is responsible for the Company's international marketing program. From a date prior to 1997 until September 1999, Ms. Maujean served as General Manager of Fossil Italia Srl., a subsidiary of the Company.

        David R. Moore has served as Vice President, Eyewear since August 1995. Mr. Moore is responsible for sales and development of the Company's eyewear products.

        Dora Y. O'Brien has served as Vice President, West Region since February 1993. Ms. O'Brien is responsible for sales of the Company's products in the West region.

        Tom Olt has served as Senior Vice President, Stores and Real Estate since February 2000. Mr. Olt is responsible for the development and operation of the Company's outlet and retail stores. Mr. Olt served as Vice President—Stores and Real Estate from September 1994 until February 2000.

        Margo Pieper has served as Vice President, Southwest Region since February 1998. Ms. Pieper is responsible for sales of the Company's products in the Southwest region. From a date prior to 1997 until February 1998, Ms. Pieper served as Southwest Regional Manager for the Company.

        Martin Pomphrey has served as Vice President, Diesel since March 2002. Mr. Pomphrey is responsible for sales of Diesel products worldwide. From July 2001 until March 2002, Mr. Pomphrey managed the transition of the operations of Fossil Japan, a subsidiary of the Company, to SFJ, Inc., the Company's new joint venture in Japan. From May 2000 until July 2001, Mr. Pomphrey served as Managing Director of Fossil Japan. From May 1999 until May 2000, Mr. Pomphrey served as Division Manager for Operations for Fossil Japan. From a date prior to 1997 until May 1999, Mr. Pomphrey held various positions with Nike Japan, most recently serving as Category Sales Manager for the Equipment Division.

        Franz Scheurl has served as Senior Vice President, International since April 1997. Mr. Scheurl is responsible for sales of the Company's jewelry products in Europe. From a date prior to 1997 until April 1997, Mr. Scheurl served as Managing Director of Fossil (Europe) GmbH, a subsidiary of the Company.

        Daniel M. Smith has served as Senior Vice President, RELIC/Private Label since March 1996. Mr. Smith is responsible for the marketing and sale of the Company's RELIC and Private Label watches.

        Doug Smith has served as Vice President of Sales and National Sales Manager for the Premiums/Special Markets Division since April 1999. Mr. Smith is responsible for sales and marketing of the Company's premium products to the corporate market sector. From a date prior to 1997 until April 1999, Mr. Smith served as National-Key Account Manager for The Gillette Company.

        Ron Spencer has served as Senior Vice President, Logistics since May 2001. Mr. Spencer is responsible for the Company's warehouse, transportation, returns, repairs and customer service operations. From a date prior to 1997 until May 2001, Mr. Spencer held various positions with Fleming, most recently serving as Vice President, Logistics.

        Justin Stead has served as Vice President, International since February 2000. Mr. Stead is responsible for the international sales and marketing of FOSSIL and certain licensed brand watches. From November 1998 until November 1999, Mr. Stead served as a Divisional Manager for RELIC. From a date prior to 1997 until November 1998, Mr. Stead was a buyer for Zale Corporation.

        Gail Stoke has served as Vice President, Women's Leathers since February 1998. Ms. Stoke is responsible for sales of the Company's women's leather goods. From a date prior to 1997 until February 1998, Ms. Stoke served in the positions of Account Executive and National Sales Manager for Women's Leathers.

        Steve Street has served as Vice President, Planning and Inventory Management since February 1998. Mr. Street is responsible for the management of the Company's domestic and international inventory. From February 1995 until February 1998, Mr. Street served as Division Manager, Order Management for the Company.

        John Talbott has served as Vice President, Design and Sourcing since October 2000. Mr. Talbott is responsible for the design and sourcing of men's apparel products. From November 1997 until October 2000, Mr. Talbott served as Vice President, Marketing. From June 1997 until November 1997, Mr. Talbott was self-employed. From June 1996 until May 1997, Mr. Talbott served as Vice President, Marketing for Buster Brown Apparel.

        Tad Uchtman has served as Vice President, Apparel since June 2001. Mr. Uchtman is responsible for the Apparel Division's denim and T-shirt business. From January 2000 until June 2001, Mr. Uchtman served as Division Vice President for Accessories for Shopko Stores, Inc. From a date prior to 1997 to January 2000, Mr. Uchtman served as Director of Product Development for Levi-Strauss in Tokyo Japan and Brand Manager for Dockers.

        Shannon Washburn has served as Vice President, FOSSIL Watch Design and Development since March 2002. Ms. Washburn is responsible for the development of the Company's FOSSIL brand watch lines. From February 1995 until March 2002, Ms. Washburn served as Division Manager, Watch Product Development.

        Sarah White has served as Vice President, Product Design for Leathers since February 1998. Ms. White is responsible for the design and development of leather goods for men and women. From September 1996 until February 1998, Ms. White served as Design Director for the Company.

        Camille Williams has served as Vice President, Men's Leather since March 2001. Ms. Williams is responsible for sales of the Company's men's leather goods. Ms. Williams served as National Sales Manager for men's leathers from July 1996 until March 2001.

        Robert Wilson has served as Vice President, Distribution Operations since March 2001. Mr. Wilson is responsible for the management of the Company's domestic distribution systems, inventory control, vendor compliance, EDI relations and sampling department. Mr. Wilson served as Director of Operations from October 1997 until March 2001. From August 1994 until October 1997, Mr. Wilson served as Group Manager of Distribution Systems.

Compensation of Executive Officers

        The total compensation paid for the 2001, 2000 and 1999 fiscal years, respectively, to the Chief Executive Officer, Mr. Kosta Kartsotis, and the other four most highly paid executive officers who received cash compensation in excess of $100,000 for the fiscal year ended January 5, 2002 (collectively, the "Named Executive Officers"), is set forth below in the following Summary Compensation Table:

SUMMARY COMPENSATION TABLE

		Annual Compensation ($)				Long-Term Compensation Awards (1)
Name & Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation		Securities Underlying Options (#)	All Other Compensation ($)
Tom Kartsotis Chairman of the Board and Director	2001 2000 1999	262,500 262,500 262,500	-0- -0- -0-	-0- -0- -0-		-0- -0- -0-	12 20 12	(2) (2) (2)
Kosta N. Kartsotis President, Chief Executive Officer and Director	2001 2000 1999	255,000 255,000 255,000	-0- -0- -0-	-0- -0- -0-		-0- -0- -0-	18 35 18	(2) (2) (2)
Michael W. Barnes President, International and Special Markets Division and Director	2001 2000 1999	300,000 257,885 233,846	-0- -0- -0-	-0- -0- 50,000	(5)	-0- 60,000 33,751	4,065 4,978 2,923	(3) (4) (6)
Richard H. Gundy President, FOSSIL Watches and Stores Division and Director	2001 2000 1999	300,000 259,615 250,000	-0- -0- -0-	-0- -0- 25,000	(5)	-0- 75,000 41,251	4,857 6,391 3,450	(3) (4) (6)
Mark D. Quick President, Fashion Accessories Division	2001 2000 1999	300,000 257,308 228,846	-0- -0- -0-	212,171 -0- 25,000	(7) (5)	-0- 65,000 26,251	4,302 6,024 2,652	(3) (4) (6)

(1)
During the applicable reporting periods, no awards of restricted stock were made as Long-Term Compensation and no payouts were made pursuant to long-term incentive plans, therefore the columns "Restricted Stock Award(s)" and "LTIP Payouts" have been omitted from the Summary Compensation Table.

(2)
Represents the dollar value of premiums paid by the Company on term life insurance policies.

(3)
Includes employer-matching contribution under the Fossil, Inc. Savings and Retirement Plan to the Named Executive Officers in the following amounts: Mr. Barnes—$3,825; Mr. Gundy—$3,825 and Mr. Quick—$3,750. Also includes the dollar value of premiums paid by the Company on term life insurance policies on the Named Executive Officers as follows: Mr. Barnes—$240; Mr. Gundy—$1,032 and Mr. Quick—$552.

(4)
Includes employer-matching contribution under the Fossil, Inc. Savings and Retirement Plan to the Named Executive Officers in the following amounts: Mr. Barnes—$4,570; Mr. Gundy—$4,591 and Mr. Quick—$3,216. Also includes the dollar value of premiums paid by the Company on term life insurance policies on the Named Executive Officers as follows: Mr. Barnes—$408; Mr. Gundy—$1,800 and Mr. Quick—$2,808.

(5)
Represents employer contributions under the Fossil, Inc. and Affiliates Deferred Compensation Plan.

(6)
Includes employer-matching contribution under the Fossil, Inc. Savings and Retirement Plan to the Named Executive Officers in the following amounts: Mr. Barnes—$2,707; Mr. Gundy—$2,762 and Mr. Quick—$2,600. Also includes the dollar value of premiums paid by the Company on term life insurance policies on the Named Executive Officers as follows: Mr. Barnes—$216; Mr. Gundy—$688 and Mr. Quick—$52.

(7)
Represents moving expense reimbursements for Mr. Quick's sale of his primary residence and relocation to the Dallas, Texas area.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

        There were no options granted during the fiscal year ended January 5, 2002 to any of the Named Executive Officers.

        The following table describes for each of the Named Executive Officers options exercised and the potential realizable values for their options at January 5, 2002:

AGGREGATED OPTION/SAR EXERCISES
AND OPTION/SAR VALUES AT JANUARY 5, 2002

			Number of Securities Underlying Unexercised Options/SARs at January 5, 2002 (#)
							Value of Unexercised In-the-Money Options/SARs at January 5, 2002 (1)
Name	Shares Acquired on Exercise (#)	Value Realized
			Exercisable		Unexercisable		Exercisable	Unexercisable
Tom Kartsotis	—	—	—		—		—	—
Kosta N. Kartsotis	—	—	—		—		—	—
Michael W. Barnes	—	—	52,251	(2)	75,251	(3)	$478,019	$466,473
Richard H. Gundy	—	—	55,438	(4)	91,751	(5)	$456,887	$531,700
Mark D. Quick	30,937	$423,559	16,501	(6)	74,750	(7)	$ 52,980	$473,382

(1)
Based on $20.51 per share of Common Stock, which was the closing price per share of Common Stock on January 4, 2002 on the Nasdaq National Market, minus the exercise price of "in-the-money" Options/SARs.

(2)
The exercise prices of such Options are (i) $5.5556 per share with respect to 14,063 options, (ii) $9.75 with respect to 19,688 options, (iii) $18.0417 per share with respect to 13,500 options, and (iv) $16.00 per share with respect to 5,000 options.

(3)
The exercise prices of such Options are (i) $18.0417 with respect to 20,251 options, (ii) $16.00 per share with respect to 20,000 options, and (iii) $11.19875 with respect to 35,000 options.

(4)
The exercise prices of such Options are (i) $5.5556 per share with respect to 11,250 options, (ii) $9.75 with respect to 19,688 options, (iii) $18.0417 per share with respect to 16,500 options, and (iv) $16.00 per share with respect to 8,000 options.

(5)
The exercise prices of such Options are (i) $18.0417 with respect to 24,751 options, (ii) $16.00 per share with respect to 32,000 options, and (iii) $11.19875 with respect to 35,000 options.

(6)
The exercise prices of such Options are (i) $18.0417 per share with respect to 10,501 options, and (ii) $16.00 per share with respect to 6,000 options.

(7)
The exercise prices of such Options are (i) $18.0417 with respect to 15,750 options, (ii) $16.00 per share with respect to 24,000 options, and (iii) $11.19875 with respect to 35,000 options.

Compensation Committee Report on Executive Compensation

        In March 1993, the Board of Directors established a Compensation Committee to review and make recommendations to the Board of Directors regarding the compensation of senior management and to administer the Incentive Plan. The Committee is charged with reviewing with the Board of Directors all aspects of compensation for the executive officers of the Company.

Compensation Philosophy.

        The philosophy of the Company's compensation program is to employ, retain and reward executives capable of leading the Company in achieving its strategic business objectives. These objectives include achieving further growth in its watch and fashion accessories businesses and capitalizing on growing consumer awareness of the FOSSIL and RELIC brand names by expanding the scope of its product offerings to additional categories of fashion accessories. Additional objectives include preserving a strong financial posture, increasing the assets of the Company and positioning the Company's assets and business operations in selected international markets and product segments that offer long-term growth opportunities, evaluating potential strategic alliances to achieve Company objectives and enhance stockholder value. The accomplishment of these objectives is measured against conditions prevalent in the industry within which the Company operates, which, in recent years have been highly competitive.

Compensation Vehicles.

        The available forms of executive compensation currently include base salary, cash bonus awards, stock options and restricted stock awards. Performance of the Company is a key consideration. The Company's compensation policy recognizes, however, that stock price performance is only one measure of performance and, given business conditions and the long term strategic direction and goals of the Company, it may not necessarily be the best current measure of executive performance. Therefore, the Company's compensation policy also gives consideration to the Company's achievement of specified business objectives when determining executive officer compensation. An additional objective of the Compensation Committee in determining compensation has been to reward executive officers with equity compensation in addition to salary in keeping with the Company's overall compensation philosophy, which attempts to place equity in the hands of its employees in an effort to further instill stockholder considerations and values in the actions of all the employees and executive officers.

        Compensation paid to executive officers is based upon a Company-wide salary structure consistent for each position relative to its authority and responsibility that is determined to be reasonably competitive with industry peers. Individual awards under the 1993 Fossil, Inc. Long-Term Incentive Plan (the "Incentive Plan") are determined on the basis of a subjective evaluation of the executive officer's ability to influence the Company's strategic objectives as well as a review of total compensation paid to comparable positions by industry peers.

        As of January 1, 2002, a total of 2,766,322 options under the Incentive Plan were issued and outstanding to executive officers and other key employees. These awards were intended to assure the stability of the Company's management team as well as to provide incentives for individual performance that coincide with the enhancement of stockholder value. The Committee believes that it is important during this period of

Company growth to use stock options for its executive officers as a cornerstone of incentive compensation to tie their success directly to the growth of stockholder value.

Chief Executive Officer Compensation.

        The Compensation Committee considered a number of factors in reviewing and approving the Chief Executive Officer's (the "CEO") compensation for 2001. In addition to stock price performance, the factors considered by the Committee included an evaluation of CEO compensation levels for other comparable companies in the industry, the achievement of specified business objectives during the prior fiscal year, including increasing the market awareness of the FOSSIL brand, the expansion of the business into additional accessory lines, improving revenues, income and operating cash flow, and developing the ability of the Company to expand internationally. Based on these considerations, a 2001 salary level of $255,000 was judged by the Compensation Committee to be fair and appropriate for Mr. Kosta N. Kartsotis taking into account the level of salary compensation paid to other executive officers of the Company and in comparison to the CEO's industry peers. The CEO did not receive any grants of stock options in 2001.

Corporate Tax Deduction on Compensation.

        Federal income tax legislation has limited the deductibility of certain compensation paid to the CEO and the four other most highly compensated executive officers of the Company to $1,000,000 annually to such officers. To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Compensation Committee takes into account any anticipated tax treatment to the Company and to the executive officers of the available compensation vehicles. Some types of compensation and the deductibility of those expenses for federal income tax purposes depend upon the timing of an executive's vesting or exercise of previously granted rights. In addition, interpretation of, and changes in, the tax laws also affect the deductibility of certain compensation expenses. To the extent reasonably practicable, and to the extent it is within the Compensation Committee's control, the Compensation Committee intends to limit executive compensation under ordinary circumstances to that which is deductible under Section 162(m) of the Internal Revenue Code of 1986. In doing so, the Compensation Committee may utilize alternatives (such as deferring compensation or establishing performance based compensation plans for affected employees) for qualifying executive compensation for deductibility and may rely on grandfathering provisions with respect to existing contractual commitments.

COMPENSATION COMMITTEE
Kenneth W. Anderson Alan J. Gold Michael Steinberg Donald J. Stone

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the Company.

Common Stock Performance Graph

        The following performance graph compares the cumulative return of the Company's Common Stock over the preceding five year periods with that of the Broad Market (CRSP Total Return Index of the Nasdaq Stock Market (US)) and the Nasdaq Retail Trade Stocks. Each Index assumes $100 invested at December 31, 1996 and is calculated assuming quarterly reinvestment of dividends and quarterly weighting by market capitalization.

2001 COMPARATIVE TOTAL RETURNS
Fossil, Inc., Nasdaq Stock Market and
Nasdaq Stock Market Retail Trades Group
(Performance Results through 12/31/01)

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
Fossil, Inc.	100.00	185.19	319.45	385.42	241.41	350.00
Nasdaq Stock Market	100.00	122.48	172.68	320.89	193.01	153.15
Nasdaq Retail Trades	100.00	117.64	142.92	125.28	76.86	106.26

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, which became effective May 1, 1991, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (the "10% Stockholders"), to file reports of ownership and changes of ownership with the SEC and the Nasdaq National Market. Officers, directors and 10% Stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms so filed. Based solely on review of copies of such forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its officers, directors and 10% Stockholders were timely met.

INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE THE SUBJECT
OF GRANTS UNDER THE 1993 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN OF
FOSSIL, INC.
(Proposal 2)

General Description of the Proposal

        The Board of Directors has approved a proposed amendment to paragraph 5 of the 1993 Nonemployee Director Stock Option Plan of Fossil, Inc. ("Nonemployee Director Plan") to increase the aggregate number of shares of Common Stock which shall be available for awards by 50,000 shares. The Board of Directors believes that it is desirable to increase the number of shares available for award under the Nonemployee Director Plan in order to ensure that the Company has a sufficient number of shares available to attract and retain persons of training, experience and ability to serve as Nonemployee Directors of the Board of Directors of Fossil, Inc., to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company.

Principal Features of the Nonemployee Director Plan

        General.    Pursuant to the Nonemployee Director Plan which was adopted in 1993, each Director, who is not an employee of the Company or any subsidiary of the Company ("Nonemployee Director"), will be automatically granted nonqualified options to purchase shares of Common Stock ("Option") upon first becoming a Nonemployee Director, and thereafter on the first day of each year if they continue to be a Nonemployee Director.

        The purpose of the Nonemployee Director Plan is to attract and retain persons of training, experience and ability to serve as Nonemployee Directors and to encourage in such persons a sense of proprietorship with respect to the development and financial success of the Company.

        The Nonemployee Director Plan is administered by the Board of Directors. The only persons eligible to participate in the Nonemployee Director Plan are Nonemployee Directors.

        Out of the aggregate of 225,000 shares of Common Stock authorized for issuance pursuant to the Nonemployee Director Plan, 15,687 shares remain available for grant as of January 5, 2002. All such shares are subject to the adjustment provisions contained in the Nonemployee Director Plan. The shares of Common Stock subject to the Nonemployee Director Plan consist of unissued shares or shares held in treasury by the Company, and such amount of shares will be reserved by the Company for sale for such purpose. If any outstanding Option, or portion thereof, expires, is canceled or is otherwise terminated for any reason, the shares allocable to the canceled or otherwise terminated Option or portion thereof will again be available for grant under the Nonemployee Director Plan.

        Stock Option Terms.    Each Nonemployee Director will be granted an Option to acquire 5,000 shares of Common Stock on the date such person first becomes a Nonemployee Director. Thereafter, on January 1 of each calendar year during which the person continues to be a Nonemployee Director, and to the extent there are sufficient shares reserved under the Nonemployee Director Plan to grant all such automatic Options, each Nonemployee Director automatically will be granted an Option to acquire 3,000 shares of Common Stock. The purchase price for the shares subject to an Option will be the fair market value of the Common Stock on the date the Option is granted.

        Options granted under the Nonemployee Director Plan will become exercisable in installments. Each Option will be exercisable with respect to fifty percent (50%) of the shares on the first anniversary of the date of grant, and with respect to an additional twenty-five percent (25%) of the shares on the second and third anniversaries of the date of grant. If the Optionee dies while a Nonemployee Director, and before the third anniversary of the date of grant, the Option will immediately become fully exercisable on the date of the Optionee's death. In addition, upon a change in control of the Company (as defined in the Nonemployee Director Plan), the Options will become fully exercisable on the date of such event. To the extent not exercised, installments will accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date on which the Option expires (i.e. the last day of the option period, as defined below.)

        Each Option will be exercisable during its "option period," which is the period of ten (10) years following its date of grant, unless it terminates earlier as a result of the Optionee ceasing to be a Nonemployee Director. If the Optionee ceases to be a Nonemployee Director for any reason other than death, the option period will expire on the third monthly anniversary of that date. If the Optionee ceases to be a Nonemployee Director by reason of death, the option period will expire one year after his death. Upon the expiration of the option period, any unexercised Option (or portion thereof) shall terminate.

        The exercise price of the portion of each Option being exercised must be paid in full, and in cash, at the time of exercise.

        Other Provisions.    The Nonemployee Director Plan provides that in the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other similar transactions, the Board may adjust proportionally (i) the number of shares of Common Stock reserved under the Nonemployee Director Plan and covered by Options thereunder; (ii) the exercise price in respect of such Options; and (iii) the appropriate fair market value and other price determinations for such Options. In the event of any consolidation or merger of the Company with another company, or the adoption of a plan of exchange affecting the Common Stock, the Board shall make such adjustments or other provisions, as it may deem equitable. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors shall be authorized to issue Options by means of substitution of new Options, or to make provisions for the acceleration of the exercisability of, or lapse of restrictions with respect to, Options and the termination of unexercised Options in connection with such transaction.

        The Board may amend, alter or discontinue the Nonemployee Director Plan for any purpose, except that no amendment or alteration that would impair the rights of any Optionee under any outstanding Option shall be made without such Optionee's consent. The Compensation Committee of the Board is not responsible for the administration of the Nonemployee Director Plan.

        No Option granted pursuant to the Nonemployee Director Plan will be assignable or transferable except by will, the laws of descent or distribution, or in response to a qualified domestic relations order (as defined in Section 414(p) of the Internal Revenue Code of 1986).

        Options Granted.    As of January 1, 2001 and January 1, 2002 (since both grant dates occur during the Company's fiscal year ending January 5, 2002), the Company and its Subsidiaries had five Nonemployee Directors who were eligible to participate in the Nonemployee Director Plan. In the fiscal year ended January 5, 2002, the Company had granted Options under the Nonemployee Director Plan (i) on January 1, 2001, to purchase an aggregate of 15,000 shares of Common Stock at an exercise price of $14.484, and (ii) on January 1, 2002 to purchase 15,000 shares of Common Stock at an exercise price of $21.00 per share.

Federal Income Tax Consequences

        A Nonemployee Director will not recognize income at the time of the grant of an Option. Upon the exercise of the Option, the Optionee will recognize ordinary income in an amount equal to the spread (i.e. the amount by which the current value of the shares being acquired exceeds the Option's purchase price for such shares) on the date of exercise. The Optionee generally will have a tax basis in the shares of Common Stock received pursuant to the exercise of the Option equal to the fair market value of such shares on the date of exercise, and their holding period will commence on the date of exercise of the Option.

        Under current law, if the Optionee uses previously held shares of Common Stock in satisfaction of part or all of the exercise price of an Option, no gain will be recognized on the disposition of such previously held shares and the tax basis (and holding period) of such previously held shares will be allocated to the same number of shares acquired on exercise. The shares of Common Stock received by the Optionee in excess of the number of shares used to pay their exercise price, shall have a tax basis equal to the fair market value of such shares on the date of exercise, and their holding period will commence on the date of exercise of the Option.

        Upon a subsequent sale of shares of Common Stock acquired pursuant to the exercise of an Option, the Optionee will generally recognize long-term or short-term capital gain or loss, depending upon the holding period of the shares, in an amount equal to the difference between the amount realized upon such sale and his or her tax basis in the shares sold. The holding period required for long-term capital gain or loss is currently more than one year.

        The Company will be entitled to a tax deduction equal to the ordinary income recognized by the Optionee in the taxable year of the Company in which or with which ends the taxable year of the Optionee in which such income was recognized. Because the Optionee is not an employee of the Company, no withholding or employment taxes will be incurred in connection with the exercise of an Option.

Estimated Benefits

        No benefits or amounts have been allocated to Nonemployee Directors under the Nonemployee Director Plan with respect to this proposal, nor are any such benefits or amounts now determinable.

Effective Date of the Amendment and Board Recommendation

        The proposed amendment to increase by 50,000 shares the aggregate number of shares of Common Stock which shall be available for Option under the Nonemployee Director Plan, if passed, would become effective immediately upon the approval of the proposed amendment by the stockholders. The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting is required to adopt the amendment.

        The Board of Directors has approved the proposed amendment to the Nonemployee Director Plan and submits the following resolution for adoption by the stockholders at the Annual Meeting of Stockholders:

        RESOLVED, the Board of Directors hereby approves an amendment to paragraph 5 of the Nonemployee Director Plan to increase the aggregate number of shares of Common Stock which shall be available for Options by 50,000 shares and that to accomplish the foregoing, the first sentence of paragraph 5 of the Nonemployee Director Plan shall be amended to read as follows:

  "Common Stock Reserved for the Plan. Subject to adjustment as provided in Paragraph 10 hereof, a total of 275,000 shares of Common Stock shall be reserved for issuance upon the exercise of Options granted pursuant to this Plan."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE THE
SUBJECT OF GRANTS UNDER THE 1993 NONEMPLOYEE DIRECTOR STOCK OPTION
PLAN OF FOSSIL, INC.

OTHER BUSINESS

        The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless directed by the proxy to do otherwise.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        The Company's independent public accountants for the fiscal year ended January 5, 2002 was the firm of Deloitte & Touche LLP. It is expected that one or more representatives of such firm will attend the Annual Meeting and be available to respond to appropriate questions. The Board of Directors of the Company, on the recommendation of the Audit Committee, has selected the firm of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending January 4, 2003.

        Audit Fees.    The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended January 5, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year were $353,400.

        Financial Information Systems Design and Implementation Fees.    No fees were billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended January 5, 2002.

        All Other Fees.    The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended January 5, 2002 were $126,500(1).

        The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

(1)
Includes $60,000 for tax consulting services, $37,500 for tax return preparation and $29,000 for benefit plan audit and consulting services.

DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Stockholder proposals to be included in the proxy statement for the next Annual Meeting must be received by the Company at its principal executive offices on or before December 23, 2002 for inclusion in the Company's Proxy Statement relating to that meeting.

BY ORDER OF THE BOARD OF DIRECTORS

T. R. Tunnell Executive Vice President, Chief Legal Officer and Secretary

April 22, 2002
Richardson, Texas

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

FOSSIL, INC.
2280 N. Greenville Avenue
Richardson, Texas 75082

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby appoints T.R. Tunnell and Randy S. Hyne, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the shares of the common stock of Fossil, Inc. (the "Company"), held of record by the undersigned on March 29, 2002, at the Annual Meeting of Stockholders of the Company to be held on May 22, 2002, and any adjournment(s) thereof.

[To Be Dated And Signed On Reverse Side]

        THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, "FOR" PROPOSAL 2, AND, THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSAL 3.

        1.    PROPOSAL TO ELECT THREE (3) DIRECTORS OF THE COMPANY TO SERVE FOR A TERM OF THREE YEARS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

      FOR all nominees listed
      (except as marked below to the contrary)

      WITHHOLD AUTHORITY to vote for all nominees listed

                Michael W. Barnes
                Kenneth W. Anderson
                Junichi Hattori

        (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

        2.    PROPOSAL TO AMEND THE 1993 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE MADE THE SUBJECT OF A GRANT.

FOR	AGAINST	ABSTAIN

          3.      IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Dated	, 2002

Signature
Signature, If Held Jointly

Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

QuickLinks

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2002
SOLICITATION AND REVOCABILITY OF PROXIES
QUORUM AND VOTING
PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT
ELECTION OF DIRECTORS (Proposal 1)
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH DIRECTOR NOMINEE FOR THE BOARD OF DIRECTORS.
SUMMARY COMPENSATION TABLE
OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES AND OPTION/SAR VALUES AT JANUARY 5, 2002
2001 COMPARATIVE TOTAL RETURNS Fossil, Inc., Nasdaq Stock Market and Nasdaq Stock Market Retail Trades Group (Performance Results through 12/31/01)
INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE THE SUBJECT OF GRANTS UNDER THE 1993 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN OF FOSSIL, INC. (Proposal 2)
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE THE SUBJECT OF GRANTS UNDER THE 1993 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN OF FOSSIL, INC.
OTHER BUSINESS
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.